Exhibit 10.38

DEBTOR NAME AND ADDRESS	LENDER NAME AND ADDRESS		LOAN DESCRIPTION

Tower Tech Holdings Inc.	Investors Community Bank	Number	44938101 mas
101 S. 16th St., P.O. Box 1957	860 N. Rapids Road	Amount $	2,500,000.00
Manitowoc, WI 54221-1957	P.O. Box 700	Date	10-04-2007
Manitowoc,Wl 54221-0700

☐ Refer to the attached Signature Addendum, incorporated herein, for additional Debtors and their signatures.

COMMERCIAL SECURITY AGREEMENT

This Commercial Security Agreement (Security Agreement) is an Addendum to a Commercial Loan Agreement, dated  10-04-2007, (Loan Agreement) between Tower Tech Systems Inc. (Borrower) and Lender.  This Security Agreement is further governed by the terms of the Loan Agreement, where applicable.  References in this Addendum to terms defined in the Loan Agreement shall have the definitions given to them in the Loan Agreement, unless otherwise indicated.  Debtor and Borrower may be the same.  Where Borrower and Debtor are not the same, Debtor means the owner of the Property subject to this Security Agreement and Borrower means the obligor on the Loan Agreement.

SECURED DEBTS.  This Security Agreement will secure the following debts (Secured Debts), together with all extensions, renewals, refinancings, modifications, and replacements of the Secured Debts:

(1)	Sums Advanced. All sums advanced and expenses incurred by Lender under the terms of the Loan Agreement or this Security Agreement.
(2)	Specific Debts. Debts created by the following instruments or agreements (include items such as borrowers’ names, note amounts, interest rates, maturity dates, etc.):

☒                  (3)  All Debts.  Notice - The Property may also serve as collateral for future advances.  All present and future debts from Borrower to Lender, even if this Security Agreement is not specifically referenced, or if the future debt is unrelated to or of a different type than this debt.  If more than one person signs the Loan Agreement as Borrower, Debtor agrees that this Security Agreement will secure debts incurred by any Borrower either individually or with others who may not sign the Loan Agreement.  Nothing in this Security Agreement constitutes a commitment to make additional or future loans or advances.  Any such commitment must be in writing pursuant to the terms of the Loan Agreement.

SECURITY INTEREST.  To secure the payment and performance of the Secured Debts, Debtor gives Lender a security interest in all of the Property described in this Security Agreement that Debtor owns or has sufficient rights in which to transfer an interest, now or in the future, wherever the Property is or will be located, and all proceeds and products of the Property.  “Property” includes all parts, accessories, repairs, replacements, improvements, and accessions to the Property; any original evidence of title or ownership; and all obligations that support the payment or performance of the Property.  “Proceeds” includes anything acquired upon the sale, lease, license, exchange, or other disposition of the Property; any rights and claims arising from the Property; and any collections and distributions on account of the Property.  This Security Agreement remains in effect until terminated in writing, even if the Secured Debts are paid and Lender is no longer obligated to advance funds to Debtor or Borrower.

PROPERTY DESCRIPTION. The Property is described as follows:

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Accounts and Other Rights to Payment: All rights to payment, whether or not earned by performance, including, but not limited to, payment for property or services sold, leased, rented, licensed, or assigned. This includes any rights and interests (including all liens) which Debtor may have by law or agreement against any account debtor or obligor of Debtor.

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Inventory: All inventory held for ultimate sale or lease, or which has been or will be supplied under contracts of service, or which are raw materials, work in process, or materials used or consumed in Debtor’s business.

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Equipment: All equipment including, but not limited to, machinery, vehicles, furniture, fixtures, manufacturing equipment, farm machinery and equipment, shop equipment, office and record keeping equipment, parts, and tools. The Property includes any equipment described in a list or schedule Debtor gives to Lender, but such a list is not necessary to create a valid security interest in all of Debtor’s equipment.

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Instruments and Chattel Paper: All instruments, including negotiable instruments and promissory notes and any other writings or records that evidence the right to payment of a monetary obligation, and tangible and electronic chattel paper.

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General Intangibles: All general intangibles including, but not limited to, tax refunds, patents and applications for patents, copyrights, trademarks, trade secrets, goodwill, trade names, customer lists, permits and franchises, payment intangibles, computer programs and all supporting information provided in connection with a transaction relating to computer programs, and the right to use Debtor’s name.

☒	Documents: All documents of title including, but not limited to, bills of lading, dock warrants and receipts, and warehouse receipts.

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Farm Products and Supplies: All farm products including, but not limited to, all poultry and livestock and their young, along with their produce, products, and replacements; all crops, annual or perennial, and all products of the crops; and all feed, seed, fertilizer, medicines, and other supplies used or produced in Debtor’s farming operations. North Dakota only - This Security Agreement covers crops now growing. This Security Agreement also covers future crops to be grown in the current year or any year hereafter.

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Government Payments and Programs: All payments, accounts, general intangibles, and benefits including, but not limited to, payments in kind, deficiency payments, letters of entitlement, warehouse receipts, storage payments, emergency assistance and diversion payments, production flexibility contracts, and conservation reserve payments under any preexisting, current, or future federal or state government program.

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Investment Property: All investment property including, but not limited to, certificated securities, uncertificated securities, securities entitlements, securities accounts, commodity contracts, commodity accounts, and financial assets.

☒	Deposit Accounts: All deposit accounts including, but not limited to, demand, time, savings, passbook, and similar accounts.

☐	Specific Property Description: The Property includes, but is not limited by, the following (if required, provide real estate description):

USE OF PROPERTY.  The Property will be used for  ☐  personal  ☒  business  ☐  agricultural  ☐                               purposes.

☐	ADDITIONAL TERMS: (include additional Security Agreement terms and contract requirements).

Debtor Type:  ☐ Individual ☐ Partnership ☒ Corporation ☐                                                                     State of Registration (if applicable) NV

SIGNATURES. By signing under seal, Debtor agrees to all the terms and conditions beginning on page 1 through the bottom of page 2 of this Agreement. Debtor acknowledges receipt of a copy of this Security Agreement.

DEBTOR:

Tower Tech Holdings Inc.
Entity Name

/s/ Steven A. Huntington	(Seal)		(Seal)
Signature Steven A. Huntington, C.F.O Date		Signature Date
	(Seal)		(Seal)
Signature Date		Signature Date

LENDER:

Investors Community Bank
Entity Name

/s/ Robert Boerger	(Seal)		(Seal)
Signature Robert Boerger, Senior Commercial Lender	Date	Signature Date

COMMERCIAL SECURITY AGREEMENT: to be used with Form COMM-AGREE		NOT TO BE USED FOR LOANS SUBJECT TO CONSUMER LENDING LAWS

GENERALLY.  This Security Agreement is governed by the terms of the Loan Agreement and the laws of the state in which Lender is located.  In the event of a dispute, the exclusive forum, venue, and place of jurisdiction will be the state in which Lender is located, unless otherwise required by law.  Each Debtor’s obligations under this Security Agreement are independent of the obligations of any other Debtor.  Lender may sue each Debtor individually or together with any other Debtor.  Lender may release any part of the Property and Debtor will remain obligated under this Security Agreement for the remaining Property.  The duties and benefits of this Security Agreement will bind and benefit the successors and assigns of Debtor and Lender.  No modification of this Security Agreement is effective unless made in writing and signed by Debtor and Lender.  If any provision of this Security Agreement is unenforceable, then the unenforceable provision will be severed and the remaining provisions will still be enforceable.  Whenever used, the plural includes the singular and the singular includes the plural.  Section headings are for convenience only and should not he used to define or interpret the terms of this Security Agreement.  Time is of the essence.

NAME AND LOCATION.  Debtor’s name indicated on page 1 is Debtor’s exact legal name.  If Debtor is an individual, Debtor’s address is Debtor’s principal residence.  If Debtor is not an individual, Debtor’s address is the location of Debtor’s chief executive offices or sole place of business.  If Debtor is an entity organized and registered under state law, Debtor has provided Debtor’s state of registration on page 1.  Debtor will provide verification and registration and location upon Lender’s request.  Debtor will provide Lender with at least 30 days notice prior to any change in Debtor’s name, address, or state of organization or registration.

WARRANTIES AND REPRESENTATIONS.  Debtor owns the Property or, to the extent that this is a purchase money loan, will purchase the Property with the proceeds of the loan.  The Property is free and clear of all liens, security interests, encumbrances, and other adverse claims and interests, except those to Lender or to which Lender consents in writing.

DUTIES TOWARD PROPERTY.

Protection of Lender’s Interest.  Debtor will defend the Property against any other claim.  Debtor agrees to do whatever Lender requires to protect Lender’s security interest and keep Lender’s claim in the Property ahead of the claims of other creditors.  Debtor will not do anything to harm Lender’s position.  Debtor will keep, and allow Lender reasonable access to, books, records, and accounts about the Property and Debtor’s business in general.  If this Security Agreement covers chattel paper or instruments, either as original collateral or proceeds of the Property, Debtor will note Lender’s interest on the face of the chattel paper or instruments.

Use, Location, and Protection of the Property.  Debtor will keep the Property in Debtor’s possession and in good repair.  Debtor will use the Property only for commercial or agricultural purposes and will not change this specified use without Lender’s prior written consent.  Lender has the right of reasonable access to inspect the Property and Debtor will immediately inform Lender of any loss or damage to the Property.  Debtor will not cause or permit waste to the Property.  Debtor will keep the Property at Debtor’s address unless Lender and Debtor agree that it may be kept at another location.  If the Property is to be used in other states, Debtor will give Lender a list of those states.  Debtor will notify Lender in writing and obtain Lender’s prior written consent to any change in location of any of the Property.  The location of the Property is given to aid in the identification of the Property and does not in any way limit the scope of the security interest granted to Lender.  Debtor will not use the Property in violation of any law.  Debtor will notify Lender in writing prior to any change in Debtor’s address, name or, if an organization, any change in Debtor’s identity or structure.  Debtor will pay all taxes and assessments levied or assessed against Debtor or the Property and provide timely proof of payment of these taxes and assessments upon request.

Selling, Leasing, or Encumbering the Property.  Debtor will not sell, offer to sell, lease, grant a security interest in, or otherwise transfer or encumber the Property without Lender’s prior written permission, except for Inventory sold in the ordinary course of business at fair market value, or at a minimum price established between Debtor and Lender.  If Debtor is in default under this Security Agreement, Debtor may not sell the Inventory portion of the Property even in the ordinary course of business.  Lender’s permission to sell the Property may be reasonably withheld without regard to the creditworthiness of any buyer or transferee.  Debtor will not permit the Property to be the subject of any court order affecting Debtor’s rights to the Property in any action by anyone other than Lender.

Insurance.  Debtor will keep the tangible Property insured against risks reasonably associated with the Property.  This insurance will last until the Property is released from this Security Agreement.  Lender may apply insurance proceeds toward what is owed on the Secured Debts.  Lender may require added security as a condition of permitting any insurance proceeds to be used to repair or replace the Property.  If Lender acquires the Property in damaged condition, Debtor’s right to any insurance policies and proceeds will pass to Lender to the extent of the Secured Debts.  If Debtor fails to keep the Property insured, Lender may obtain insurance to protect Lender’s interest in the Property and may include coverages not originally required of Debtor, may be written by a company other than one Debtor would choose, and may incur a higher rate than Debtor could obtain if Debtor purchased the insurance.

Additional Duties Specific to Accounts.  If the Property includes Accounts, Debtor will not settle any Account for less than its full value without Lender’s written permission.  Debtor will collect all Accounts in the ordinary course of business.  Debtor will not dispose of the Accounts by assignment without Lender’s prior written consent.  Debtor will keep the proceeds from all the Accounts and any goods which are returned to Debtor or which Debtor takes back and will not commingle them with any of Debtor’s other property.  At Lender’s request, Debtor will notify account debtors that their Accounts have been assigned to Lender and should be paid directly to Lender.  Debtor will deliver the Accounts to Lender at Lender’s request.  If Lender asks Debtor to pay Lender the full price on any returned items or items retaken by Debtor, Debtor will do so.  Debtor will make no material change in the terms of any Account, and Debtor will give Lender any statements, reports, certificates, lists of account debtors, invoices applicable to each Account, and other data pertaining to the Accounts as Lender may request.

Additional Duties Specific to Farm Products.  If the Property includes farm products, Debtor will provide Lender, at Lender’s request, a written list of the buyers, commission merchants, or selling agents to or through whom Debtor may sell Debtor’s farm products.  Debtor remains subject to all applicable penalties for selling Debtor’s farm products in violation of this Security Agreement and the Food Security Act of 1985.  If the Property includes crops growing or to be grown, Debtor agrees to plant, cultivate, and harvest the crops in due season.  Debtor will be in default if any loan proceeds are used for a purpose that will contribute to excessive erosion of highly erodible land or to the conversion of wetland to produce or to make possible the production of an agricultural commodity, further explained in 7 CFR Part 1940, Subpart G, Exhibit M.

AUTHORITY TO PERFORM.  Debtor authorizes Leader to do anything Lender deems reasonably necessary to protect the Property and Lender’s interest in the Property.  If Debtor fails to perform any of Debtor’s duties under this Security Agreement, Lender is authorized, without notice to Debtor, to perform the duties or cause them to be performed.  These authorizations include, but are not limited to, permission to pay for the repair, maintenance, and preservation of the Property and take any action to realize the value of the Property.  Lender’s authority to perform for Debtor does not create an obligation to perform, and Lender’s failure to perform will not preclude Lender from exercising any other rights under the law or this Security Agreement.  If Lender performs for Debtor, Lender will use reasonable care.  Reasonable care will not include any steps necessary to preserve rights against prior parties or any duty to take action in connection with the management of the Property.

If Lender comes into possession of the Property, Lender will preserve and protect the Property to the extent required by law.  Lender’s duty of care with respect to the Property will be satisfied if Lender exercises reasonable care in the safekeeping of the Property or in the selection of a third party in possession of the Property.  Lender may enforce the obligations of an account debtor or other person obligated on the Property.  Lender may exercise Debtor’s rights with respect to the account debtor’s or other person’s obligations to make payment or otherwise render performance to Debtor, and enforce any security interest that secures such obligations.

PURCHASE MONEY SECURITY INTEREST.  This Security Agreement creates a Purchase Money Security Interest to the extent the Secured Debts are used to purchase or acquire rights in the Property.  The portion of the Property purchased with loan proceeds will remain subject to the Purchase Money Security Interest until the Secured Debts are paid in full.  Debtor authorizes Lender, at Lender’s option, to disburse the loan proceeds directly to the seller of the Property.  Payments on any non-purchase money loan also secured by this Security Agreement will not be applied to the purchase money loan.  Payments on the purchase money loan will be applied first to the non-purchase money portion of the loan, if any, and then to the purchase money portion in the order in which the purchase money Property was acquired.  If the purchase money Property was acquired at the same time, then payments will be applied in the order Lender selects.  No security interest will be terminated by application of this formula.

COLLATERAL ACCOUNT.  If required by Lender, Debtor will establish a Collateral Account, and will immediately deposit all payments from account debtors and other proceeds from the Property, referred to as Funds, in payment of and as security for the Secured Debts.  Debtor will continue to deposit these Funds in this Collateral Account until Lender informs Debtor in writing that it is no longer necessary to do so.  Debtor may withdraw from this Collateral Account only upon Lender’s prior written consent.  Lender has the right at any time, without notice, to withdraw Funds from the Collateral Account and apply those Funds to the Secured Debts or release any of the Funds to Debtor.

DEFAULT. Debtor will be in default if Debtor or Borrower (if not the same) fails to perform any condition, covenant, or make required payments under the Loan Agreement or Debtor fails to perform under this Security Agreement.

REMEDIES.  If Debtor is in default, Lender has the option to do any one or more of the following in addition to the remedies provided in the Loan Agreement and other remedies provided by law.

(1) Assembly of Property.  Lender may require Debtor to gather the Property and make it available to Lender in a reasonable fashion if allowed by law.

(2) Repossession.  Lender may repossess (unless prohibited by law) or otherwise seize the Property as provided by law.  Lender may hold, use, and operate Debtor’s property as necessary to preserve the Property or its value without compensation to Debtor.

(3) Sale of Property.  Lender may sell the Property as provided by law.  Lender may apply the proceeds of the Property to Lender’s expenses, attorneys’ fees and legal expenses (to the extent allowed by law), and any remaining Secured Debt.  If what Lender receives from the sale of the Property does not satisfy the Secured Debt, Debtor will be liable for the remaining balance (where permitted by law).

WAIVER.  Debtor waives all claims for loss and damage caused by Lender’s acts or omissions where Lender acted reasonably and in good faith.  Except to the extent prohibited by law, Debtor waives all rights Debtor has now or in the future as a homestead exemption in the Property.

Connecticut only.  Debtor voluntarily and knowingly waives all rights to notice and hearing as allowed under Chapter 903A of the Connecticut General Statutes, as amended, or otherwise allowed by any state or federal law with respect to any prejudgment remedy which Lender may desire to use.

South Carolina only.  Lender may immediately seize the Property upon Debtor’s default.  Debtor agrees to waive the right to five days’ notice and a preseizure hearing prior to seizure of the Property.

PERFECTION OF SECURITY INTEREST.  Debtor authorizes Lender to file a financing statement covering the Property.  Debtor will comply with, facilitate, and otherwise assist Lender in connection with obtaining possession or control over the Property for purposes of perfecting Lender’s interest under the Uniform Commercial Code.

ADDITIONAL DOCUMENTS.  Debtor will provide any additional information Lender requests, including financial statements and documents relating to the Property.  Debtor represents that all documents and information submitted to Lender will be true, correct, and complete as of the date submitted and will update the documents or information as necessary to give Lender a current and accurate assessment of Debtor’s affairs.  Debtor agrees to sign, deliver, and file any additional documents, certifications, or records that Lender requires to perfect, continue, and preserve Debtor’s obligations and Lender’s rights under this Security Agreement and to verify Lender’s lien status on the Property.  Debtor authorizes Lender to sign, authorize, and execute any documents on Debtor’s behalf in order to preserve or protect Lender’s interest in the Property.

NOTICES.  Unless otherwise required by law, any notice will be given by delivering it or mailing it by first class mail to the appropriate party’s address as indicated in this Security Agreement, or any other address designated in writing.  Notice to one party is notice to all parties.

WAIVER/CONFESSION (LOUISIANA ONLY).  Debtor waives the benefit of appraisal as provided in the Louisiana Code of Civil Procedure and all other laws with regard to appraisal upon sales.  For purposes of foreclosure under Louisiana executory process procedures, Debtor confesses judgment in Lender’s favor up to the full amount of the Secured Debts including collection costs and attorneys’ fees.

NOTICE (Arizona only):  It is unlawful to fail to return a motor vehicle subject to a security interest within thirty days after receiving notice of default.  Any notice of default Lender sends will be mailed to Debtor’s address as indicated in this agreement.  It is Debtor’s responsibility to tell Lender if Debtor’s address changes.  Unlawful failure to return a motor vehicle subject to a security interest is a class 6 felony which for a first offense carries a maximum jail sentence of 1.5 years.  The maximum jail sentence may be greater if the defendant has a prior criminal record.  The court also may impose a fine of no more than $150,000.